Exhibit 10.14

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), is made effective as of January 27, 2023 (the “Effective Date”), among BCE-MACH III LLC, a Delaware limited liability company (the “Borrower”), BCE-MACH III MIDSTREAM HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), MIDFIRST BANK, a federally chartered savings association, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the Lenders and as Issuing Bank, and each of the banks, financial institutions and other lending institutions from time to time parties as lenders (each a “Lender” and, collectively, the “Lenders”) to the Credit Agreement, dated as of May 19, 2020, as amended by the First Amendment to Credit Agreement, dated as of February 17, 2021, and the Second Amendment to Credit Agreement, dated as of June 17, 2021 (as so amended, the “Credit Agreement”), each among the Borrower, the Agent, the Issuing Bank, and the Lenders party thereto, and amends the Credit Agreement and the other Credit Documents as and to the extent provided below.

The parties to this Amendment agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings provided in the Credit Agreement. Additionally, the following terms have the meanings assigned to them in this Section 1:

“Continuing Lender” means each Lender described in the attached Annex I, each in its capacity as Lender.

“Exiting Lender” means UBS AG, Stamford Branch, in its capacity as a Lender, who is signatory to this Amendment as the “Exiting Lender”.

2. Amendment. The Credit Agreement is amended as follows:

(a) The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order.

“Adjusted SOFR Rate” shall mean, for any Interest Period, the sum of (a) the SOFR Rate for such Interest Period, plus (b) the SOFR Adjustment for such Interest Period.

“CME” shall mean Chicago Mercantile Exchange, Inc., CME Group Inc. and their affiliates or any successor service or substitute for such service, providing rate quotations comparable to the CME, as determined by the Administrative Agent in its reasonable discretion.

“Excess Cash Conditions” means that, as of any date, the following conditions: (i) no Event of Default or Borrowing Base Deficiency exists or will result from any Credit Event on such date and the application of the proceeds thereof, (ii) the Consolidated Total Debt to EBITDAX Ratio (as of the most recent financial quarter for which financial statements have been delivered pursuant to Section 9.1(a) or Section 9.1(b)) is not greater than 2.50 to 1.00, and (iii) the Borrowing Base Utilization Percentage is less than or equal to 80%.

“SOFR” shall mean the Secured Overnight Financing Rate.

“SOFR Adjustment” shall mean, for any calculation with respect to any SOFR Loan, the annual percentage set forth below for the applicable Interest Period:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“SOFR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted SOFR Rate (other than an ABR Loan bearing interest by reference to the SOFR Rate by virtue of clause (c) of the definition of ABR).

“SOFR Rate” shall mean, for any Interest Period with respect to any Borrowing of a SOFR Loan, the interest rate per annum equal to Term SOFR as published by the Chicago Mercantile Exchange, Inc., CME Group Inc. and their Affiliates or their successor as the administrator for Term SOFR two Business Days before commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. Notwithstanding the foregoing, for purposes of this Agreement, in no event shall the SOFR Rate be less than 0.0%.

(b) The definitions of “LIBOR Loan,” and “LIBOR Rate,” are each deleted in their entirety.

(c) The definitions of “ABR,” “Applicable Margin,” “Business Day,” “Letter of Credit Commitment”, “Maturity Date” and “Suspension Notice” in Section 1.1 of the Credit Agreement are amended and restated in their entirety as follows:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus ½ of 1%, (b) the prime rate as published in The Wall Street Journal’s “Money Rates” table for that day and (c) the SOFR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for purposes of this Agreement, in no event shall ABR be less than zero. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month SOFR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or SOFR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25% and < 50%	≥50% and < 75%	≥75% and < 90%	≥90%
Margin, SOFR Loans	3.25%	3.50%	3.75%	4.00%	4.25%
Margin, ABR Loans	2.00%	2.25%	2.50%	2.75%	3.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in Houston, Texas or New York, New York are authorized by law or other governmental actions to close.

“Letter of Credit Commitment” shall mean at any time, 10% of the Loan Limit as in effect from time to time or, with the consent of the Administrative Agent and the Issuing Banks, increased from time to time.

“Maturity Date” shall mean May 19, 2026.

“Suspension Notice” means the notice from Administrative Agent to Borrower setting forth the Administrative Agent’s good faith determination that (a) the SOFR Rate is not reported, or (b) (as a result of changes to any Requirement of Law) it has become unlawful or discouraged for Lenders to make or maintain the Loans at the SOFR Rate, or (c) the SOFR Rate (i) is unreliable or impractical to use for loans tied to any SOFR Rate or for Administrative Agent’s risk management or hedging related to any such loans, or (ii) is no longer the predominant index for variable rate loans made by the Administrative Agent or its competitors, or (iii) no longer permits the Administrative Agent, in its capacity as Lender, to achieve (in all material respects) the return on the Loans as the Administrative Agent modeled at the time it approved the Loan.

(d) The reference to “LIBOR certificates” under Subsection (c) under the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is amended and restated as “eurodollar certificates.”

(e) Section 1.9 of the Credit Agreement is amended and restated in its entirety as follows:

1.9. SOFR Successor Rate. Immediately after the Administrative Agent gives a Suspension Notice to Borrower and the Lenders, (a) each Lender’s obligation to make or maintain SOFR Loans will be suspended, and (b) all interest payable on SOFR Loans will automatically convert to a rate of interest determined by the Administrative Agent based on an index and spread that is reasonably equivalent to the most recent, reliable SOFR Rate, as determined in good faith by Administrative Agent in consultation with the Borrower, prior to the date of the Suspension Notice. Upon receipt of Suspension Notice, the Borrower may revoke any pending request for a Borrowing or continuation of Loans (to the extent of the affected Loans or Interest Periods). The Administrative Agent may only issue a Suspension Notice to Borrower under clause (c) of the definition of Suspension Notice if the Administrative Agent issues a similar notice to its other borrowers with loans of similar maturities which are tied to a SOFR Rate and for which the Administrative Agent has the right to issue such a Suspension Notice. If circumstances further change and nullify the basis on which the Suspension Notice was given, then the Administrative Agent will advise Borrower and the other Lenders of the change and thereafter and any Loans bearing interest at the rate determined by the Administrative Agent will automatically bear interest at the Adjusted SOFR Rate plus the Applicable Margin.

(f) Section 2.3(a) of the Credit Agreement is amended and restated in its entirety as follows:

(a) Whenever the Borrower desires to incur Loans (other than borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 p.m. (Houston, Texas time) at least three Business Days’ (or with respect to the initial Borrowing on the Closing Date, at least one Business Day’s) prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially SOFR Loans and (ii) prior to 12:00 p.m. (Houston, Texas time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans that are to be ABR Loans. Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans and/or SOFR Loans and, if SOFR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration), and (D) if, and only if, the Excess Cash Conditions are not satisfied, the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing and the application of the proceeds thereof) as of the end of the fifth Business Day after such requested Borrowing will be funded. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(g) Section 2.3(d) of the Credit Agreement is amended and restated in its entirety as follows:

(b) The making of each Notice of Borrowing shall be deemed to be a representation and warranty by the Borrower as of the end of the fifth Business Day after such requested Borrowing will be funded, after giving pro forma effect to the requested Borrowing and the application of the proceeds thereof, the Consolidated Cash Balance shall not exceed $20,000,000 unless the Excess Cash Conditions are satisfied.

(h) Section 2.8(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b) The unpaid principal amount of each SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant Adjusted SOFR Rate, in each case, in effect from time to time.

(i) Section 2.10(a)(i) of the Credit Agreement is amended and restated in its entirety as follows:

(i) at any time after the giving of a Notice of Borrowing with regard to any requested Loan that (A) adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, the requested Loan during the ensuing Interest Period requested, (B) the making or continuing of the requested Loan has been made impractical (in the reasonable opinion of the Administrative Agent) by the occurrence of an event (or series of events), or (C) the SOFR Rate will not or does not represent the effective cost to such Lender of U.S. Dollar deposits in such market for the Interest Period; or

(j) Section 5.2(c) of the Credit Agreement is amended and restated in its entirety as follows:

(c) Repayment of Loans During Consolidated Cash Balance Excess Period. If, at any time, (i) there are outstanding Loans or Letter of Credit Exposure, (ii) the Excess Cash Conditions are not satisfied, and (iii) the Consolidated Cash Balance exceeds $20,000,000 as of the end of any five consecutive Business Days (such five Business Day period, the “Consolidated Cash Balance Excess Period”), then the Borrower shall, on or before the end of such Consolidated Cash Balance Excess Period, (x) prepay the Loans in an aggregate principal amount equal to such excess and (y) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8.

(k) The heading of Section 5.2(e) of the Credit agreement is amended and restated as follows: “SOFR Interest Periods”.

(l)  All references to the term “LIBOR Borrowing” in the Credit Documents are deleted and replaced with the term “SOFR Borrowing.” All references to the term “LIBOR Rate” in the Credit Documents are deleted and replaced with the term “SOFR Rate.” All references to the term “LIBOR Loan” or “LIBOR Loans” in the Credit Documents are deleted and replaced with the term “SOFR Loan” or “SOFR Loans,” as appropriate.

(m) Section 7(b) of the Credit Agreement is amended and restated as follows:

(b) (i) if the Excess Cash Conditions are not satisfied, then (A) Consolidated Cash Balance as of the day of the Notice of Borrowing and (B) the pro forma Consolidated Cash Balance as of the end of the fifth Business Day after giving effect to such Credit Event and the application of the proceeds thereof may not exceed $20,000,000, and (ii) Borrower must be in compliance, both before and after giving effect to such Credit Event on a pro forma basis, with Section 9.18 and Section 10.9 (and if required by the Administrative Agent, shall certify as to such compliance either in a certificate of an Authorized Officer or in the applicable Notice of Borrowing).

(n) Section 9.1(l) of the Credit Agreement is deleted in its entirety.

3. Redetermination of Borrowing Base. The amount of the Borrowing Base is increased from $100,000,000 to $400,000,000, which Borrowing Base will remain in effect until otherwise redetermined in accordance with the Credit Agreement. Both the Borrower, on the one hand, and the Agent and the Lenders, on the other hand, agree that the Borrowing Base redetermination under this Section 3 constitutes the November 1, 2022 Scheduled Redetermination.

4. Reallocation of Commitments; Exiting Lender.

(a) Reallocation of Commitments. The Borrower, the Agent, and each Lender (including the Existing Lender) consents to the allocation of the Total Commitment, Commitments, and Commitment Percentages set forth on Annex I to this Amendment, which amends and restates Schedule 1.1(a) to the Credit Agreement, and each Lender agrees to make such allocations among themselves on the Effective Date such that each Lender’s outstanding Loans shall equal such Lender’s pro rata share of the Total Commitment as set forth on Annex I. The reallocation of the Commitments under this Section 4(a) among the Continuing Lenders will be deemed made in all respects pursuant to Section 13.6(b) of the Credit Agreement and the terms of the Assignment and Acceptance attached to the Credit Agreement as Exhibit G (including the Standard Terms and Conditions attached thereto as Annex 1) as if the Continuing Lenders, the Exiting Lender, the Agent, the Issuing Bank and the Borrower, as applicable, had executed an Assignment and Acceptance with respect thereto, except that (i) the Administrative Agent waives the $3,500.00 processing and recordation fee set forth in Section 13.6(b)(ii)(C) of the Credit Agreement with respect to the assignments and assumptions contemplated by this Section 4(a), and (ii) the parties waive any requirement to deliver an Assignment and Assumption under Section 13.6(b)(ii)(C) of the Credit Agreement in connection with the assignments contemplated by this Section 4(a).

(b) Exiting Lender. From and after the Effective Date, (i) the Exiting Lender will immediately cease to be party to and a Lender under the Credit Agreement and the other Credit Documents, (i) the Exiting Lender will not have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, the Exiting Lender will not have any Commitment under the Credit Agreement or any participation in any Letter of Credit outstanding thereunder, and (ii) the Exiting Lender will not have any rights under the Credit Agreement or any other Credit Document (other than indemnification and other rights under the Credit Agreement or other Credit Documents expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder). The Exiting Lender joins in the execution of this Amendment solely for purposes of effectuating this Amendment pursuant to Section 6 and evidencing its agreement to the provisions of Section 4(a) and this Section 4(b).

(c) Payments. Borrower agrees to pay all outstanding fees, expenses and interest as of the Effective Date.

5. Effect of this Amendment. This Amendment is not, and should not be deemed to be, a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Documents, or of any event, condition, or transaction on the part of any Credit Party or any other Person, in each case except as specifically set forth in this Amendment.

6. Conditions. This Amendment (other than Section 11 below, which is effective immediately upon execution and delivery) will be effective as of the Effective Date, but only upon satisfaction of the following conditions precedent:

(a) The Agent’s receipt of original or facsimile or portable document format (PDF) copies (followed promptly by originals) of each of the following, each properly executed, each dated as of the Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Agent and its legal counsel:

(i) this Amendment;

(ii) amended and restated promissory notes in favor of MidFirst Bank and UMB Bank, N.A.;

(iii) certificates of resolutions or other action, incumbency certificates and/or other certificate(s) signed by an officer of any Credit Party that is other than a natural person, as required by the Agent, to evidence the identity, authority and capacity of the signatory(ies) to this Amendment and the other Credit Documents; and

(b) If required by Agent, the payment by Borrower of all amounts described in Section 4(c) and Section 10. The Agent’s declination to require Borrower to pay all or a portion of these amounts as a condition to the effectiveness of this Amendment will not excuse Borrower’s obligation to do so immediately upon the Agent’s demand.

7. Acknowledgment and Ratification. All Credit Documents to which the Credit Parties are a party are amended as follows, to the extent necessary: (a) all references to the Credit Agreement are amended to mean the Credit Agreement as amended by this Amendment, (b) all references to the “Obligations” are amended to mean the “Obligations” as modified by this Amendment. Each Credit Party acknowledges and agrees that all Credit Documents remain in full force and effect as amended by this Amendment.

8. Representation and Warranties. Each Credit Party represents and warrants that as of the Effective Date:

(a) the representations and warranties by such Credit Party in the Credit Documents are true and correct in all respects as though made on the Effective Date, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such date;

(b) no Default or Event of Default exists;

(c) the execution, delivery and performance by Credit Parties of this Amendment and all Credit Documents executed in connection with this Amendment will not (i) contravene any applicable law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any Credit Party’s property or any Credit Party’s other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the such Credit Party is a party or by which any Credit Party or any of the Collateral or a Credit Party’s other assets is bound or may be subject, or (iii) violate any term of a Credit Party’s certificate of formation or other documents and agreements governing the Credit Party’s existence, management or operation;

(d) Credit Parties are not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Credit Documents executed in connection with this Amendment;

(e) Credit Parties have the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the other Credit Documents executed in connection with this Amendment, and have taken all necessary actions to authorize their execution, delivery and performance of this Amendment and such Credit Documents;

(f) Each Credit Party has duly executed and delivered this Amendment and the other Credit Documents to which it is a party; and

(g) This Amendment and any other Credit Documents executed by a Credit Party in connection with this Amendment constitute such Credit Party’s legal, valid and binding obligations, enforceable in accordance with the terms of the Credit Documents, subject to (i) the effect of any applicable bankruptcy law, or (ii) general principles of equity.

9. Defaults Unaffected. Nothing in this Amendment will prejudice, act as, or be deemed to be a waiver of any Default or any right or remedy available to the Agent, the Issuing Bank, or the Lenders by reason of any Default.

10. Fees and Expenses. Borrower shall pay all reasonable and documented fees, expenses and disbursements incurred by the Agent in connection with the preparation and documentation of this Amendment and the other documents and instruments to be executed in connection with this Amendment, including the costs and expenses of the Agent’s legal counsel.

11. Releases.

(a) Each Credit Party, for itself and on behalf of all its Affiliates, and its and their respective members, managers, officers, agents, attorneys, employees, directors, partners, agents, representatives, administrator, and all of their successors and assigns (collectively the “Releasing Parties” and each, a “Releasing Party”), releases and forever discharges the Agent, the Issuing Bank, the Lenders, and each of the Agent’s, the Issuing Bank’s, and the Lenders’ Affiliates, and its and their respective members, managers, officers, agents, attorneys, employees, directors, partners, agents, representatives, administrator, and all of their successors and assigns (collectively, the “Released Parties” and each, a “Released Party”), from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by any or all Releasing Parties, or that any Releasing Party may, as a result of any actions or inactions occurring on or before the Effective Date, in the future hold or claim to hold under common law or statutory right, arising, directly or indirectly, out of the Loans or any of the Credit Documents (collectively, the “Released Claims”).

(b) Each Credit Party acknowledges and agrees that (i) this Section 11 is a full, final and complete release, (ii) any of the Released Parties may plead this Section 11 as an absolute and final bar to any or all suit or suits pending or that are filed or prosecuted in the future by any Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the Released Claims, (iii) no Releasing Party is entitled to any recovery on account of the Released Claims, and (iv) the consideration provided for this Section 11 is not an admission of liability by any of the Released Parties.

12. Governing Law; Miscellaneous. This Amendment is a Credit Document. Sections 13.12–13.15 of the Credit Agreement relating to governing law, jurisdiction, venue, acknowledgments, and waiver of jury trial are incorporated into and made a part of this Amendment, mutatis mutandis, as if fully set forth herein. The rules of construction in Section 1.2 of the Credit Agreement are expressly made applicable to this Amendment.

13. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all counterparts must be construed together to constitute the same document. This Amendment and the other Credit Documents may be transmitted and/or signed by facsimile or digital signature and/or transmission. The effectiveness of any such signatures will have the same force and effect as manually-signed originals and shall be binding on all parties to this Amendment and the other Credit Documents.

[Signature Page(s) Attached]

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

BORROWER:

BCE-Mach III LLC, a Delaware limited liability company

By:	/s/ Kevin R. White
Kevin R. White
Chief Financial Officer

GUARANTOR:

BCE-MACH III MIDSTREAM HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Kevin R. White
Kevin R. White
Chief Financial Officer

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

ADMINISTRATIVE AGENT, COLLATERAL AGENT, ISSUING BANK AND LENDER:

MIDFIRST BANK, a federally chartered savings association

By:	/s/ Chad Dayton
Chad Dayton, Senior Vice President

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

MABREY BANK

By:	/s/ Michael Aholt
Michael Aholt, Vice President,
Commercial Banking

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

UMB BANK, N.A.

By:	/s/ Erica Spencer
Erica Spencer, VP – Energy Division

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

Valliance Bank

By:	/s/ Donovan S. Reed
Donovan S. Reed, Senior Vice President

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

Morgan Stanley SENIOR FUNDING, INC.

By:	/s/ Michael King
Michael King, Authorized Signatory

Annex I

Third Amendment to Credit Agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

EXITING LENDER:

UBS AG, STAMFORD BRANCH

By:	/s/ Danielle Calo
Danielle Calo, Associate Director

By:	/s/ Houssem Daly
Houssem Daly, Director

Annex I

Third Amendment to Credit Agreement